Exhibit 10j.(12)

FORM OF RATE SCHEDULE SGS-2F SERVICE AGREEMENT

Rate Schedule 8GS-2F Service Agreement.

Contract No. 100502

THIS SERVICE AGREEMENT (Agreement by and between Northwest Pipeline GP (Transporter} and Northwest Natural Gas Company {Shipper) restates the Service Agreement made and entered into on January 01, 1998.

A Pursuant to Section 11.4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff, Transporter and Shipper desire to restate the Service Agreement dated January 01, 1998 (“Contract, 100502”) in tile format of Northwest’s currently effective Form of Service Agreement and to make certain additional non-substantive changes, while preserving all pre-existing, substantive contractual rights.

B Shipper originally acquired capacity by entering into a binding precedent agreement through the open season for incremental firm storage service at Jackson Prairie; as authorized by FERC in Docket No. CT06-416.

THEREFORE, in consideration of the premise and mutual covenants set forth herein, Transporter and Shipper agree as follows:

1. Tariff Incorporation. Rate Schedule SGS-2F and the General Terms and Conditions (GT&C) that apply to Rate Schedule SGS-2F, as such may be revised from time to time in Transporter’s FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may be modified by non-conforming provisions herein.

2. Storage Service. Subject to the terms and conditions that apply to service under this Agreement. Transporter agrees to inject, store and with draw natural gas for Shipper, on a firm basis. Shipper may request Transporter to withdraw volumes in excess of Shipper’s Contract Demand on a best efforts basis as provided in Rate Schedule SGS-2F. The Contract Demand and Storage Capacity are set forth on Exhibit A.

3. Storage Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or reference herein. The maximum currently effective rates (Recourse Rates) set forth in the Statement of Rates in the Tariff, as revised from time to time, that apply to the Rate Schedule SGS-2F customer category identified on Exhibit A will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D.

4. Service Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the storage service hereunder is set forth on Exhibit A. This agreement will remain in full force and effect through the primary term and date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies, through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirement under the applicable evergreen provision.

5. Non-Confirming Provision. All aspects in which this Agreement deviates from the Tariff, if any, are set forth as non-conforming provision on Exhibit B. If Exhibit B includes any material non-conforming provision, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commission acceptance of Transporter’s filing of the non-conforming Agreement.

6. Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, and capacity release conditions, included recall rights and the amount of the Releasing Shipper’s Working Gas Quantity released to Shipper for the initial Storage Cycle are set forth on Exhibit A.

7. Exhibit Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If Exhibit B and/or D apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement.

8. Regulatory Authorization. Storage service under this Agreement is authorized pursuant to the Commission regulation set forth on Exhibit A.

9. Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Original Service Agreement dated January 1, 1998.

IN WITNESS WHEREOF, Transporter and Shipper have executed this Restated Agreement on January 21, 2008.

Northwest Natural Gas Company	Northwest Pipeline GP

By:	By:
Name:	Name:
Title:	Title:

FORM OF RATE SCHEDULE SGS-2F SERVICE AGREEMENT

(Continued)

EXHIBIT A

Dated January 21, 2008, Effective January 21

to the

Rate Schedule SGS-2F Service Agreement

(Contract No. 100502)

Between Northwest Pipeline GP

and Northwest Natural Gas Company

SERVICE DETAILS

1.	Customer Category: Pre-Expansion Shipper

2.	Contract Demand: 46,030 Dth per day

3.	Storage Capacity: 1,120,286 Dth

4.	Recourse or Discounted Recourse Storage Rates:

(Show Not Applicable in Exhibit D is attached.)

a)	Demand Charge (per Dth of Contract Demand):

Maximum Currently Effective Tariff Rate

b)	Capacity Demand Charge (per Dth of Storage Capacity):

Maximum Currently Effective Tariff Rate

c)	Rate Discount Condition Consistent with Section 3.2 of Rate Schedule SFS-2F:

Not Applicable

5.	Service Term:

a.	Primary Term Begin Date:

November 01, 1998

b.	Primary Term End Date:

October 31, 2004

c)	Evergreen Provision:

Yes, grandfathered unilateral evergreen under Section 15.3 of Rate Schedule SGS-2F

6.	Regulatory Authorization: 18 CFR 284.223

7.	Additional Exhibits:

Exhibit B No

Exhibit D No